SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2000



               FREEPORT-McMoRan COPPER & GOLD INC.


        Delaware                  1-9916               74-2480931

  (State  or  other            (Commission           (IRS Employer
   jurisdiction of              File Number)          Identification
   incorporation or                                   Number)
   organization)


                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000

Item 5.  Other Events.

     On September 28, 2000, Freeport-McMoRan Copper & Gold Inc.
(FCX) announced the reorganization of operations management of its principal operating subsidiary, PT Freeport Indonesia (PT-
FI). A copy of the press released is included with this report as Exhibit 99.

     As part of FCX's on-going efforts to assign management responsibility for the business activities of PT-FI to its Indonesian-based executive team, management of strategic planning for operations, mineral exploration and external relations are being transferred to PT-FI's Indonesian executive team. FCX's executive group in New Orleans has previously managed these activities. The New Orleans organization, which will be significantly smaller, will consist of FCX's executive management and its corporate financial and administrative organization. Four FCX executive officers based in New Orleans are retiring: Stephen
M. Jones, Senior Vice President, Chief Financial Officer and Secretary; John A. Macken, Senior Vice President, Strategic Planning; Paul S. Murphy, Senior Vice President, External Affairs; and Steven D. Van Nort, Senior Vice President, Exploration. Richard C. Adkerson remains President and will assume the Chief Financial Officer responsibilities.






                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FREEPORT-McMoRan COPPER & GOLD INC.


                              By:/s/ C. Donald Whitmire, Jr.
                                   -----------------------------
                                         C. Donald Whitmire, Jr.
                                       Controller - Financial Reporting
                                       (authorized signatory and
                                       Principal Accounting Officer)

Date:  September 29, 2000